Exhibit (17)(j)

May 21, 2007




Dear fellow shareholder,

	The April tax season has just passed, and as Hawaii taxpayers, many of us felt the impact of paying high taxes. In fact, as a Hawaii resident, as much as $40 of every $100 of our taxable income could go to the government in income taxes.

	According to the Tax Foundation, the average employee in Hawaii works until April 24 to pay his taxes. In this tough economy, every dollar we save makes a difference. We believe that investing in tax-free funds such as the Hawaii Municipal Fund and the Hawaii Intermediate Fund can help reduce our tax burden. As shareholders of the Funds, you are earning tax-free income and supporting local projects designed to enrich our community. The money raised through municipal bonds is commonly used to build schools, hospitals, roads, airports, harbors, and water and electrical systems that serve to create jobs and improve the quality of life here in our islands.

       Interest rates are the most important of many factors which can affect bond prices. For the period October 1, 2006 through March 31, 2007, the treasury yield curve remained relatively flat with the Federal Reserve neither raising nor lowering the Fed Funds rate. This accounts for the Hawaii Municipal Fund's six month price decrease of ($.04). The Hawaii Municipal Fund Investor Class had a Net Asset Value ("NAV") of $11.04 on October 2, 2006 and a NAV of $11.00 on March 30, 2007. The Hawaii Municipal Fund Institutional Class had a NAV of $11.05 on October 2, 2006 and a NAV of $11.01 on March 30, 2007. The flat yield curve also resulted in the Hawaii Intermediate Fund's six month price decrease of ($.01). The Hawaii Intermediate Fund had a NAV of $5.15 on October 2, 2006 and a NAV of $5.14 on March 30, 2007. The primary investment strategy of the Hawaii Municipal Fund is to purchase high quality long term Hawaii municipal bonds. The primary investment strategy of the Hawaii Intermediate Fund is to purchase high quality three to ten year Hawaii municipal bonds. Due to interest rate concerns, the Hawaii Intermediate Fund held a higher than normal percentage of cash in its portfolio. The past six months performance for these Funds, which is presented in this Semi-Annual Report, was primarily a result of the implementation of these strategies. As of March 31, 2007, 82.30% of the Hawaii Municipal Fund's portfolio was invested in securities rated AAA by Standard & Poor's ("S&P"). As of March 31, 2007, 74.60% of the Hawaii Intermediate Fund's portfolio was invested in securities rated AAA by S&P.

       Throughout much of 2004, the Federal Funds Rate was at a historical low of 1%, below both the annualized rate of inflation as well as the growth of GDP. In June of 2004, in response to concerns about higher inflation, the Federal Reserve Bank began to increase the Federal Funds Rate. Over the next
21 months, the Federal Reserve hiked the Fed Funds rate 17 times to its current 5.25% level at March 31, 2007. The flattening of the treasury yield curve suggests to us that these actions, among other market events, will keep inflation pressures under control for the foreseeable future. Still, in our opinion, there continue to be risks that affect inflation and the bond market, a including US fiscal policy, international conflicts, terrorism and global economic factors.


                             STANDARD & POOR'S
                          MUNICIPAL BOND RATINGS
                               March 31, 2007


[The following tables were depicted as pie charts in the printed material.]

Hawaii Municipal Fund			Hawaii Intermediate Fund
AAA		82.30%			AAA		74.60%
AA		2.30%                   BAA1        13.10%
AA-		0.10%                   BBB+         1.20%
BAA1		1.10%                   NR          11.10%
BBB+		2.90%
BBB		3.20%
NR		8.10%



	On the following pages you will find our March 31, 2007 semi-annual report and privacy notice. The privacy notice informs you about our policy for protecting confidential information about you and your accounts. If you have any questions or would like us to provide information about the Funds to your family or friends, please call us at 988-8088.

	Thank you for your business. As always, we look forward to providing you with the high level of service that you have come to expect.


Warmest Aloha,

/s/ Terrence K.H. Lee

Terrence K.H. Lee
President and CEO			Lee Financial Securities, Inc./Distributor

Before investing, read the prospectus carefully. Please carefully consider the Funds' investment objectives, risks, and charges and expenses before investing. Some income may be subject to the federal alternative minimum tax for certain investors. The prospectus contains this and other information about the Funds. This Semi-Annual Report must be accompanied or preceded by a prospectus.

Funds' yields, share prices and investment returns fluctuate so that you may receive more or less than your original investment upon redemption. Past performance is no guarantee of future results. Hawaii Municipal Fund and Hawaii Intermediate Fund are series of First Pacific Mutual Fund, Inc.






Your Fund's Expenses (Unaudited)
As a Fund shareholder, you can incur two types of costs:
* Transaction costs, including sales charges (loads) on Fund purchases and redemption fees; and
* Ongoing Fund costs, including management fees, distribution and service (12b-
1) fees, and other Fund expenses. All mutual funds have ongoing costs, sometimes referred to as operating expenses.

The following table shows ongoing costs of investing in the Fund and can help you understand these costs and compare them with those of other mutual funds. The table assumes a $1,000 investment held for the six months indicated.

Actual Fund Expenses
The first line (Actual) for each share class listed in the table below provides actual account values and expenses. The "Ending Account Value" is derived from the Fund's actual return, which includes the effect of Fund expenses.

You can estimate the expenses you paid during the period, by following these steps. Of course, your account value and expenses will differ from those in this illustration:

 1.  Divide your account value by $1,000.
      If an account had an $8,600 value, the $8,600/$1,000 = 8.6.

 2. Multiply the result by the number under the heading "Expenses Paid During Period."
    If Expenses Paid During Period were $7.50, then 8.6 x $7.50 = $64.50.
In this illustration, the estimated expenses paid this period are $64.50.

Hypothetical example for Comparison with Other Funds
Information in the second line (Hypothetical) for each class in the table can help you compare ongoing costs of investing in the Fund with those of other mutual funds. This information may not be used to estimate the actual ending account balance or expenses you paid during the period. The hypothetical "Ending Account Value" is based on the actual expense ratio for each class and an assumed 5% annual rate of return before expenses, which does not represent the Fund's actual return. The figure under the heading "Expenses Paid During Period" shows the hypothetical expenses your account would have incurred under this scenario. You can compare this figure with the 5% hypothetical examples that appear in shareholder reports of other funds.

Please note that expenses shown in the table are meant to highlight ongoing costs and do not reflect any transaction costs, such as sales charges or redemption fees. Therefore, the second line for each class is useful in comparing ongoing costs only, and will not help you compare total costs of owning different funds. Please refer to the Fund prospectus for additional information on operating expenses.

                                Beginning         Ending       Expenses Paid
                              Account Value    Account Value  During Period*
                                10/01/06        03/31/07    10/01/06-03/31/07
Hawaii Municipal Fund Investor Class
Actual				$1,000.00      $1,014.30         $5.16
Hypothetical			$1,000.00      $1,019.74         $5.17


Hawaii Municipal Fund Institutional Class
Actual				$1,000.00      $1,016.70         $3.91
Hypothetical			$1,000.00      $1,020.98         $3.92

Hawaii Intermediate Fund
Actual				$1,000.00      $1,010.90         $6.00
Hypothetical			$1,000.00      $1,018.90         $6.02



*Expenses are equal to the annualized expense ratio for each class (1.03%, .78% and 1.20%, respectively), multiplied by the average account value over the period, multiplied by 182/365 to reflect the one-half year period.



HAWAII MUNICIPAL FUND

SCHEDULE OF INVESTMENTS

March 31, 2007 (Unaudited)

	                                                           Value
	Par Value	                                         (Note 1 (A))

                        HAWAII MUNICIPAL BONDS - 99.38%
		Hawaii County
			General Obligation Bonds - 4.86%
$	  300,000			5.600%,	05/01/11	$	  321,957
	  500,000			5.000%,	07/15/17		  535,195
	1,000,000			5.625%,	05/15/18		1,050,090
	1,000,000			5.625%,	05/15/19		1,050,090
	1,025,000			5.125%,	07/15/20		1,085,188
	1,250,000			5.125%,	07/15/21		1,323,400
	1,000,000			5.000%,	07/15/22		1,051,590
	1,000,000			5.000%,	07/15/23		1,049,890
									---------
									7,467,400
									---------
		Hawaii State
			General Obligation Bonds - 0.17%
	  135,000			6.000%,	10/01/08		  139,564
 	  120,000			5.250%,	04/01/11		  123,106
									---------
									  262,670
									---------

			Airport Systems Revenue Bonds - 16.80%
	2,000,000			8.000%,	07/01/11		2,318,380
	  385,000			6.900%,	07/01/12		  420,154
	  685,000			6.900%,	07/01/12		  748,678
	4,580,000			6.500%,	07/01/13		4,973,560
	4,000,000			6.500%,	07/01/14		4,341,160
	  500,000			6.500%,	07/01/15		  542,010
	2,500,000			5.750%,	07/01/16		2,670,975
	3,235,000			5.750%,	07/01/17		3,452,327
	6,000,000			5.625%,	07/01/18		6,369,300
								       ----------
								       25,836,544
								       ----------

			Certificates of Participation - # 1 Capital District - 2.23%
	1,000,000			5.000%,	05/01/16		1,027,570
	  555,000			5.000%,	05/01/18		  569,874
	1,750,000			5.500%,	05/01/20		1,833,965
									---------
									3,431,409
									---------





See accompanying notes to financial statements.



HAWAII MUNICIPAL FUND

SCHEDULE OF INVESTMENTS - (Continued)

March 31, 2007 (Unaudited)

	                                                           Value
	Par Value	                                         (Note 1 (A))

			Department of Budget & Finance Special Purpose Revenue Bonds
			     Hawaiian Electric Company, Inc. - 16.53%
$	5,430,000			5.750%,	12/01/18	$	5,725,772
	  125,000			6.150%,	01/01/20		  130,959
	1,125,000			5.700%,	07/01/20		1,191,724
	  115,000			5.450%,	11/01/23		  115,163
	  625,000			6.200%,	05/01/26		  626,125
	  600,000			5.875%,	12/01/26		  612,768
	9,825,000			5.650%,	10/01/27	       10,610,411
	6,025,000			6.200%,	11/01/29		6,406,563
								       ----------
								       25,419,485
								       ----------

			     Chaminade University - 0.84%
	1,270,000 			4.700%,	01/01/31		1,288,110
									---------

			     Hawaii Pacific Health - 0.78%
	1,140,000 			5.600%,	07/01/33		1,199,896
									---------

			     Kapiolani Health Care System - 1.08%
	1,525,000			6.400%,	07/01/13		1,666,307
									---------


			     Kuakini Hawaii Health System - 3.23%
	1,570,000			6.300%,	07/01/22		1,706,621
	3,000,000			6.375%,	07/01/32		3,259,350
									---------
									4,965,971
									---------

			     Mid Pacific Institute - 1.44%
	2,085,000 			5.000%,	01/01/26		2,207,431
									---------

			     The Queen's Health Systems - 0.07%
	  100,000			5.250%,	07/01/23		  103,931
									---------

			     Wilcox Hospital - 2.12%
	  800,000			5.250%,	07/01/13		  826,288
	2,245,000			5.350%,	07/01/18		2,321,173
	  115,000			5.500%,	07/01/28		  118,459
									---------
									3,265,920
									---------

See accompanying notes to financial statements.

HAWAII MUNICIPAL FUND

SCHEDULE OF INVESTMENTS - (Continued)

March 31, 2007 (Unaudited)


	                                                           Value
	Par Value	                                         (Note 1 (A))

			Harbor Capital Improvements Revenue Bonds - 6.53%
$	2,000,000			5.750%,	07/01/12	$	2,047,560
	  500,000			5.000%,	01/01/14		  531,080
	1,580,000			5.250%,	01/01/16		1,691,722
	1,665,000			5.375%,	01/01/17		1,797,817
	  200,000			5.750%,	07/01/17		  204,756
	  500,000			5.500%,	07/01/19		  533,170
	2,505,000			5.250%,	01/01/21		2,689,919
	  520,000			5.750%,	07/01/29		  550,971
								       ----------
								       10,046,995
								       ----------

			Hawaii Health Systems - 1.40%
	  760,000			3.800%,	02/15/13		  751,709
	1,370,000			4.700%,	02/15/19		1,405,058
									---------
									2,156,767
									---------

			Highway Revenue Bonds - 3.92%
	1,000,000			5.000%,	07/01/20		1,069,560
	1,000,000			5.000%,	07/01/21		1,067,390
 	3,655,000			5.000%,	07/01/22		3,893,379
									---------
									6,030,329
									---------

			Housing Authority Single Family
				Mortgage Special Purpose Revenue Bonds - 3.03%
	  270,000			5.750%,	07/01/30		  276,755
	2,615,000			5.375%,	07/01/33		2,699,648
	1,645,000			5.000%,	07/01/36		1,686,388
									---------
									4,662,791
									---------

			Department of Hawaiian Homelands - 1.98%
	1,355,000			4.100%,	07/01/07		1,355,840
	1,465,000			4.250%,	07/01/09		1,478,962
	  200,000			4.450%,	07/01/11		  203,858
									---------
									3,038,660
									---------

			Hawaiian Homelands - COP Kapolei - 3.98%
	  950,000			4.125%,	11/01/23		  920,550
	1,755,000			4.250%,	11/01/26		1,716,127
	3,295,000			5.000%,	11/01/31		3,487,626
									---------
									6,124,303
									---------



See accompanying notes to financial statements.


HAWAII MUNICIPAL FUND

SCHEDULE OF INVESTMENTS - (Continued)

March 31, 2007 (Unaudited)

	                                                           Value
	Par Value	                                         (Note 1 (A))

			University Faculty Housing - 1.51%
$	  800,000			5.650%,	10/01/16	$	  805,224
	1,500,000			5.700%,	10/01/25		1,509,840
									---------
									2,315,064
									---------

			University of Hawaii - Revenue Bonds - 4.69%
	  750,000			5.500%,	07/15/16		  816,045
	2,500,000			5.000%,	07/15/29		2,656,200
	3,500,000			5.125%,	07/15/32		3,745,735
									---------
									7,217,980
									---------

		Honolulu City & County
			Board of Water Supply - 3.77%
	2,545,000			4.750%,	07/01/19		2,660,568
	2,000,000			4.750%,	07/01/20		2,087,000
	1,000,000			5.000%,	07/01/23		1,056,480
									---------
									5,804,048
									---------

			Waste & Water System - 4.41%
	2,000,000			5.250%,	07/01/18		2,080,900
	4,370,000			5.000%,	07/01/18		4,696,220
									---------
									6,777,120
									---------

			General Obligation Bonds - 1.13%
	  365,000			6.000%,	11/01/10		  393,875
  	  275,000			5.125%,	07/01/15		  285,753
  	1,000,000			5.000%,	07/01/23		1,063,060
									---------
									1,742,688
									---------

			Housing Authority Multi-Family Mortgage Revenue Bonds
					Maunakea Apartments - 0.29%
	  438,000			5.750%,	11/20/09		  447,846
									---------

					Sunset Villas - 3.36%
	2,955,000			5.600%,	07/20/21		3,062,739
	2,000,000			5.700%,	07/20/31		2,101,320
									---------
									5,164,059
									---------






See accompanying notes to financial statements.


HAWAII MUNICIPAL FUND

SCHEDULE OF INVESTMENTS - (Continued)

March 31, 2007 (Unaudited)

	                                                           Value
	Par Value	                                         (Note 1 (A))

		Kauai County
			General Obligation Bonds - 4.99%
$	  410,000			5.850%,	08/01/07	$	  412,850
	1,280,000			5.850%,	08/01/07		1,288,896
	  595,000			6.250%,	08/01/19		  643,570
	  695,000			6.250%,	08/01/22		  751,733
	1,065,000			5.000%,	08/01/25		1,103,425
	3,280,000			5.000%,	08/01/27		3,472,011
									---------
									7,672,485
									---------

			Housing Authority Paanau Project - 0.68%
	1,040,000			7.250%,	04/01/12		1,040,738
									---------

		Maui County
			General Obligation Bonds - 3.56%
	  500,000			5.300%,	09/01/14		  508,415
	  500,000			5.000%,	09/01/17		  507,815
	  500,000			5.000%,	07/01/20		  538,285
	  500,000			4.500%,	07/01/21		  512,135
	  695,000			4.625%,	07/01/22		  719,547
	  525,000			5.000%,	03/01/23		  556,983
	1,000,000			5.000%,	07/01/23		1,069,390
	1,000,000			5.000%,	07/01/24		1,067,800
									---------
									5,480,370
									---------

	Total Hawaii Municipal Bonds (Cost $149,133,631)              152,837,317
								      -----------















See accompanying notes to financial statements.


HAWAII MUNICIPAL FUND

SCHEDULE OF INVESTMENTS - (Continued)

March 31, 2007 (Unaudited)

	                                                           Value
	Par Value	                                         (Note 1 (A))

                      PUERTO RICO MUNICIPAL BONDS - 0.15%
		Puerto Rico Commonwealth
			Housing Finance Corp.
			  Single-Family Mortgage Revenue Bonds - 0.15%
$	  230,000			6.250%,	04/01/29	$	  230,000
									---------

     	 Total Puerto Rico Municipal Bonds (Cost $230,000)	          230,000
									---------


                      VIRGIN ISLANDS MUNICIPAL BONDS - 0.08%
		Virgin Islands
			Public Finance Authority, Series A - 0.08%
	  100,000			7.300%,	10/01/18		  123,033
									---------

       Total Virgin Islands Municipal Bonds (Cost $99,625)	          123,033
									---------



	Total Investments (Cost $149,463,256) 	 99.61%       153,190,350
	Other Assets Less Liabilities			   .39%	    	  605,822
							-------		---------
	Net Assets					100.00%     $ 153,796,172
							=======		=========


At March 31, 2007, unrealized appreciation (depreciation) of securities for federal income tax purposes is as follows:

			Gross unrealized appreciation		    $	4,003,417
			Gross unrealized (depreciation)  		 (223,218)
									  -------
				Net unrealized appreciation         $   3,780,199
									  =======








See accompanying notes to financial statements.


HAWAII INTERMEDIATE FUND

SCHEDULE OF INVESTMENTS

March 31, 2007 (Unaudited)

	                                                           Value
	Par Value	                                         (Note 1 (A))

	                  HAWAII MUNICIPAL BONDS -  87.82%
		Hawaii County
			General Obligation Bonds - 6.78%
$	  350,000			5.000%,	07/15/11	$	  368,550
	  250,000			4.000%,	07/15/13	    	  253,877
									---------
									  622,427
									---------
		Hawaii State
			Airport Systems Revenue Bonds - 5.23%
	  100,000			5.000%,	07/01/07	     	  100,300
	  100,000			6.900%,	07/01/12		  109,296
 	  250,000			6.375%,	07/01/12	    	  270,777
									---------
									  480,373
									---------

			Certificates of Participation  - Kapolei - 2.81%
 	  250,000			5.250%,	05/01/13	 	  257,995
									---------

			Certificates of Participation  - #1 Capitol District - 1.09%
	  100,000			4.750%,	05/01/07	 	  100,074
									---------

			Department of Budget & Finance
				Special Purpose Revenue Bonds
				Hawaiian Electric - 4.61%
	  400,000			4.950%,	04/01/12	 	  423,160
									---------

				Kapiolani Health Care Systems - 11.90%
	1,000,000			6.400%,	07/01/13	 	1,092,660
									---------

				Wilcox Hospital - 1.13%
	  100,000			5.250%,	07/01/13	 	  103,286
									---------

			 General Obligation Bonds - 2.85%
  	  100,000			5.250%,	07/01/12		  107,664
  	  150,000			5.000%,	04/01/15	 	  153,519
									---------
									  261,183
									---------



See accompanying notes to financial statements.

HAWAII INTERMEDIATE FUND

SCHEDULE OF INVESTMENTS - (Continued)

March 31, 2007 (Unaudited)

	                                                           Value
	Par Value	                                         (Note 1 (A))

			Harbor Capital Improvements Revenue Bonds - 9.19%
$	  200,000			5.400%,	07/01/09	  $	  204,644
	   70,000			5.750%,	07/01/10		   74,012
	  210,000			5.000%,	07/01/10		  217,281
	  185,000			5.250%,	07/01/11		  189,181
	  150,000			5.000%,	07/01/12	    	  157,964
									---------
									  843,082
									---------

			Department of Hawaiian Homelands - 1.11%
	  100,000			4.450%,	07/01/11	 	  101,929
									---------

				Hawaiian Homelands - COP Kapolei - 2.24%
 	  210,000			3.750%,	11/01/16	 	  205,689
									---------

			Housing Authority
				Multi-Family Special Purpose Mortgage
				Revenue Bonds - 1.08%
	  100,000			3.700%,	01/01/13	 	   99,433
									---------

			Housing Authority
				Single Family Special Purpose Mortgage
				Revenue Bonds - 11.20%
	  300,000			4.800%,	07/01/07		  300,372
   	  265,000			4.650%,	07/01/12		  271,031
	  445,000			4.800%,	07/01/13	 	  456,597
									---------
									1,028,000
									---------

			University of Hawaii
				University Revenue Bonds - 4.47%
	  300,000			4.300%,	07/15/13	 	  309,276
	  100,000			4.000%,	07/15/16	 	  101,157
									---------
									  410,433
									---------

			Hawaii Health Systems Corp. - 3.23%
	  300,000			3.800%,	02/15/13	 	  296,727
									---------




See accompanying notes to financial statements.

HAWAII INTERMEDIATE FUND

SCHEDULE OF INVESTMENTS - (Continued)

March 31, 2007 (Unaudited)

	                                                           Value
	Par Value	                                         (Note 1 (A))

	      Honolulu City & County
		    	General Obligation Bonds - 4.69%
$	  150,000			4.750%,	02/01/09	$ 	  152,641
	  100,000			5.000%,	07/01/09		  102,875
	  170,000			4.850%,	02/01/10	 	  174,684
									---------
									  430,200
									---------

			Honolulu Board of Water Supply - 3.76%
	  325,000			5.250%,	07/01/31		  345,508
									---------

			Waste System Revenue - 4.56%
	  200,000			4.400%,	07/01/11		  204,536
	  200,000			5.500%,	07/01/11	 	  214,406
									---------
									  418,942
									---------

			Multi-Family Mortgage Revenue Bond Maunakea - 0.91%
	   82,000			5.750%,	11/20/09		   83,843
									---------

	      Kauai County
			General Obligation Bonds - 2.74%
	   35,000			4.125%,	08/01/08		   35,248
	  215,000			4.125%,	08/01/08	  	  216,329
									---------
						  			  251,577
									---------
            Maui County
			General Obligation Bonds - 2.24%
	  200,000			4.250%,	03/01/12	  	  205,342
									---------


	Total Hawaii Municipal Bonds (Cost $8,014,309)	    		8,061,863
									---------






See accompanying notes to financial statements.


HAWAII INTERMEDIATE FUND

SCHEDULE OF INVESTMENTS - (Continued)

March 31, 2007 (Unaudited)

	                                                           Value
	Par Value	                                         (Note 1 (A))

                  VIRGIN ISLANDS MUNICIPAL BONDS - 2.92%
		Virgin Islands Water & Power Authority
			Electric System Revenue - 2.92%
$	  250,000			5.000%,	 07/01/14		$ 267,952
									---------

Total Virgin Islands Municipal Bonds (Cost $267,973)	  		  267,952
									---------



	Total Investments (Cost $8,282,282)	 	 90.74%         8,329,815
	Other Assets Less Liabilities			  9.26%	    	  850,241
							-------		---------
	Net Assets					100.00%       $ 9,180,056
							=======		=========


At March 31, 2007, unrealized appreciation (depreciation) of securities for federal income tax purposes is as follows:

			Gross unrealized appreciation		    $	   77,716
			Gross unrealized (depreciation)  		  (30,183)
									  -------
				Net unrealized appreciation         $      47,533
									  =======


See accompanying notes to financial statements.


HAWAII MUNICIPAL FUND
HAWAII INTERMEDIATE FUND

STATEMENT OF ASSETS AND LIABILITIES

March 31, 2007 (Unaudited)

                                                  Municipal      Intermediate
                                                    Fund            Fund

ASSETS
   Investments at market value
     (Identified cost $149,463,256 and $8,282,282,
      respectively) (Note 1 (A))                $ 153,190,350     $ 8,329,815
   Cash                                                     -       1,113,206
   Interest receivable                              2,253,360         104,266
   Subscriptions Receivable                             2,021               -
   Other assets                                           343               -
                                                  -----------       ---------
        Total assets                              155,446,074       9,547,287
                                                  -----------       ---------

LIABILITIES
   Cash Overdraft                                  1,308,812                -
   Payable for investment securities purchased             -          350,240
   Distributions payable                             152,233            5,112
   Redemptions payable                                63,280                -
   Management fee payable                             65,559            3,902
   Administration fee payable                          2,564              157
   Distribution plan payable                          19,229            1,950
   Shareholder servicing fee payable                  12,819                -
   Transfer agent fee payable                          7,605              971
   Chief Compliance Officer fee payable                5,044              266
   Accrued expenses                                   12,757            4,633
                                                   ---------          -------
        Total liabilities                          1,649,902          367,231
                                                   ---------          -------
NET ASSETS                                      $153,796,172       $9,180,056
                                                ============        =========


INVESTOR CLASS SHARES
   Net assets
    (Applicable to 13,669,963 and 1,784,627 shares
     outstanding, respectively $.01 par value,
     20,000,000 shares authorized)              $150,352,339       $9,180,056
                                                ============       ==========

NET ASSET VALUE, OFFERING AND REPURCHASE
   PRICE PER SHARE, INVESTOR  CLASS SHARES            $11.00            $5.14
                                                      ======            =====

INSTITUTIONAL CLASS SHARES
    Net assets
     (Applicable to 312,871 shares outstanding,
	$.01 par value, 20,000,000 shares
      authorized)                                  $3,443,833
                                                   ==========

NET ASSET VALUE, OFFERING AND REPURCHASE
   PRICE PER SHARE, INSTITUTIONAL CLASS SHARES         $11.01
                                                       ======

NET ASSETS
   At March 31, 2007, net assets consisted of:
     Paid-in capital                             $149,959,406      $9,142,052
     Undistributed net investment income               51,778               -
     Accumulated net realized gain (loss)investments   57,894          (9,529)
     Net unrealized appreciation                    3,727,094          47,533
                                                  -----------       ---------
                                                 $153,796,172      $9,180,056
                                                  ===========       =========

See accompanying notes to financial statements.



HAWAII MUNICIPAL FUND
HAWAII INTERMEDIATE FUND

STATEMENT OF OPERATIONS

For the six months ended March 31, 2007 (Unaudited)


                                                  Municipal      Intermediate
                                                    Fund            Fund

INVESTMENT INCOME
   Interest income                                $3,495,151       $158,620
                                                  ----------       --------
   Expenses
     Management fee (Note 2)                         386,821         23,035
     Distribution costs (Notes 2 and 3)              113,514         11,517
     Transfer agent fee (Note 2)                      52,809          2,764
     Shareholder services fee (Note 2)                75,676              -
     Administration fee (Note 2)                      15,134            921
     Accounting fee                                   93,406          3,924
     Legal and audit fees                             11,180          8,292
     Printing                                          4,286            618
     Custodian fee                                    13,395          1,500
     Insurance                                         4,403          1,029
     Registration fee                                  2,529            878
     Chief Compliance Officer fee                     19,852            505
     Directors fee                                       400            400
                                                   ---------        -------
     Total expenses                                  793,405         55,383
     Fee reductions (Note 5)                         (74,981)       (14,624)
                                                   ---------        -------
     Net expenses                                    718,424         40,759
                                                   ---------        -------
        Net investment income                      2,776,727        117,861
                                                   ---------        -------

NET REALIZED AND UNREALIZED GAIN (LOSS)
	ON INVESTMENTS
   Net realized gain (loss) from
      security transactions                           57,894           (118)
   Change in unrealized appreciation
      of investments                                (663,312)       (13,196)
                                                  ----------        -------
        Net gain (loss) on investments              (605,418)       (13,314)
                                                  ----------        -------
NET INCREASE IN NET ASSETS
      RESULTING FROM OPERATIONS                   $2,171,309       $104,547
                                                  ==========       ========



See accompanying notes to financial statements.










HAWAII MUNICIPAL FUND


STATEMENT OF CHANGES IN NET ASSETS

	                          For The Six Months Ended	 For The Year Ended
	                          March 31, 2007 (Unaudited)	 September 30, 2006

INCREASE (DECREASE) IN NET ASSETS FROM
   Operations
     Net investment income                       $2,776,727         $5,633,349
     Net realized gain (loss) on investments         57,894             20,347
     Increase (decrease) in unrealized
     appreciation (depreciation) of investments    (663,312)          (268,323)
                                                  ---------          ---------
        Net increase in net assets
         resulting from operations                2,171,309          5,385,373
                                                  ---------          ---------

   Distributions to shareholders from:
     Net investment income
        Investor Class
        ($.20 and $.40 per share, respectively)  (2,711,820)        (5,498,552)
        Institutional Class
        ($.22 and $.43 per share, respectively)     (67,918)          (124,416)
	Capital gains
	   Investor Class
         ($.00 and $.04 per share, respectively)    (19,731)          (546,877)
     	   Institutional Class
         ($.00 and $.04 per share, respectively        (437)           (11,190)
                                                 ----------          ---------
            Total distributions to shareholders  (2,799,906)        (6,181,035)
                                                 ----------          ---------

   Capital share transactions (a)
     Increase (Decrease) in net assets resulting
        from capital share transactions            (723,598)         2,440,036
                                                  ---------          ---------
          Total increase (decrease)in net assets (1,352,195)         1,644,374

NET ASSETS
   Beginning of period                          155,148,367        153,503,993
                                                -----------        -----------
   End of period (including undistributed net
   Investment income of $51,778 and $54,789,
   respectively)                               $153,796,172       $155,148,367
                                               ============       ============

(a)	Summary of capital share activity follows:

                                    Investor Class          Investor Class
		                   For The Six Months Ended    For The Year Ended
		                        March 31, 2007         September 30, 2006
       			           Shares     Value	     Shares      Value
   Shares sold                    542,778  $5,991,794   1,225,926  $13,429,493
   Shares issued on reinvestment
      of distributions            177,493   1,959,108     399,152    4,375,343
                                  -------   ---------   ---------   ----------
                                  720,271   7,950,902   1,625,078   17,804,836
   Shares redeemed               (800,529) (8,836,273) (1,431,216) (15,677,428)
                                  -------   ---------   ---------   ----------
       Net increase (decrease)    (80,258)  $(885,371)    193,862   $2,127,408
                                 ========   =========   =========   ==========




                                Institutional Class       Institutional Class
		                  For The Six Months Ended     For The Year Ended
		                       March 31, 2007          September 30, 2006
       			           Shares     Value	     Shares      Value
    Shares sold                    15,543    $171,772      39,197    $431,883
    Shares issued on reinvestment
       of distributions             1,135      12,532       2,159      23,678
                                   ------     -------      ------     -------
                                   16,678     184,304      41,356     455,511
    Shares redeemed                (2,036)    (22,531)    (13,071)   (142,883)
                                   ------     -------      ------     -------
       Net increase (decrease)     14,642    $161,773      28,285    $312,628
                                   ======     =======      ======     =======


See accompanying notes to financial statements.



HAWAII INTERMEDIATE FUND


STATEMENT OF CHANGES IN NET ASSETS

	                            For The Six Months Ended	  For The Year Ended
	                             March 31, 2007 (Unaudited) September 30, 2006

INCREASE (DECREASE) IN NET ASSETS FROM
  Operations
     Net investment income                         $  117,861    $	291,177
     Net realized (loss) on investments                  (118)           (7,359)
     Increase (decrease) in unrealized
     appreciation (depreciation) of investments       (13,196)          (42,403)
                                                    ---------         ---------
        Net increase in net assets
        resulting from operations                     104,547           241,415

    Distributions to shareholders from:
     Net investment income
        ($.07 and $.16 per share, respectively)      (117,861)         (291,177)

    Capital share transactions (a)
     Increase (Decrease) in net assets resulting
     from capital share transactions                  163,280        (1,074,403)
                                                    ---------         ---------
           Total increase (decrease)in net assets     149,966        (1,124,165)

NET ASSETS
   Beginning of period                              9,030,090        10,154,255
                                                    ---------        ----------
   End of period                                   $9,180,056        $9,030,090
                                                    =========         =========

(a)	Summary of capital share activity follows:

		                      For The Six Months Ended	 For The Year Ended
		                          March 31, 2007         September 30, 2006

       			            Shares      Value	     Shares       Value

    Shares sold                    142,802     $734,581    340,095   $1,744,109
    Shares issued on reinvestment
       of distributions             17,228       88,656     44,450      227,997
                                   -------      -------    -------    ---------
                                   160,030      823,237    384,545    1,972,106
    Shares redeemed               (128,174)    (659,957)  (593,363)  (3,046,509)
                                   -------      -------    -------    --------
       Net increase (decrease)      31,856     $163,280    208,818  $(1,074,403)
                                   =======      =======    =======    =========




See accompanying notes to financial statements.







HAWAII MUNICIPAL FUND
FINANCIAL HIGHLIGHTS
(For a share outstanding throughout each period)

		INVESTOR CLASS
                              For The Six
	                        Months Ended     Years Ended September 30,
	                        March 31, 2007   2006   2005   2004   2003 2002(b)
	                        (Unaudited)
Net asset value
   Beginning of period                $11.04 $11.10 $11.21 $11.22 $11.25 $10.89
                                      ------ ------ ------ ------ ------ ------
Income from investment operations
   Net investment income                 .20    .40    .41    .47    .47    .48
   Net gain (loss) on securities
      (both realized and unrealized)    (.04)  (.02)  (.09)     -   (.03)   .36
                                      ------ ------ ------ ------ ------ ------
    Total from investment operations     .16    .38    .32    .47    .44    .84
                                       ------ ------ ------ ------ ------ ------
Less distributions
   Dividends from net investment income (.20)  (.40)  (.41)  (.47)  (.47)  (.48)
   Distributions from capital gains        -** (.04)  (.02)  (.01)     -**   -**
                                      ------ ------ ------ ------ ------ ------
            Total distributions         (.20)  (.44)  (.43)  (.48)  (.47)  (.48)
                                      ------ ------ ------ ------ ------ ------
   End of period                      $11.00 $11.04 $11.10 $11.21 $11.22 $11.25
                                      ====== ====== ====== ====== ====== ======

Total return                            1.43%  3.52%  2.84%  4.03%  3.98%  7.98%

Ratios/Supplemental Data
   Net assets,
   end of period (in 000's)$150,352 $151,582 $150,505 $142,680 $141,838 $134,980

   Ratio of expenses to
    average net assets (a)             1.03%*  1.04%   .98%  1.00%  1.01%  1.02%

   Ratio of net investment income to
    average net assets                 3.31%*  3.64%  3.55%  3.98%  4.22%  4.42%

Portfolio turnover                     7.21%  22.17% 26.82% 10.53% 16.40% 13.06%

*	Annualized
**	Less than $.01 per share

(a)	Ratios of expenses to average net assets after the reduction of custodian fees and other expenses under a custodian arrangement for the Investor Class were .93%, .90%, .94%, .98%, .99%, and .96% for the six months ended March 31, 2007 and for the years ended September 30, 2006, 2005, 2004, 2003, and 2002, respectively.

(b)	As required, effective October 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and
began amortizing market discount on debt securities.   Had the Fund not
amortized market discount as an adjustment to interest income, the net investment income to average net assets would have been 4.38%.

See accompanying notes to financial statements.



HAWAII MUNICIPAL FUND - INSTITUTIONAL CLASS

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

	                  INSTITUTIONAL CLASS
                            For The Six       Years 		      Period ended
	                    Months Ended        Ended September 30,  September 30,
	                        March 31, 2007   2006   2005   2004   2003**
	                          (Unaudited)
Net asset value
   Beginning of period                $11.05 $11.11 $11.22 $11.23 $10.91
                                      ------ ------ ------ ------ ------
Income from investment operations
   Net investment income                (.22)   .44    .44    .51    .47
Net gain (loss) on securities
      (both realized and unrealized)    (.40)  (.03)  (.09)     -    .32
                                      ------ ------ ------ ------ ------
    Total from investment operations     .18    .41    .35    .51    .79
                                      ------ ------ ------ ------ ------

Less distributions
   Dividends from net investment income (.22)  (.43)  (.44)  (.51)  (.47)
   Distributions from capital gains        -***(.04)  (.02)  (.01)     -***
                                      ------ ------ ------ ------ ------
            Total distributions         (.22)  (.47)  (.46)  (.52)  (.47)
                                      ------ ------ ------ ------ ------

   End of period                      $11.01 $11.05 $11.11 $11.22 $11.23
                                      ====== ====== ====== ====== ======

Total return                            1.67%  3.81%  3.14%  4.58%  7.36%

Ratios/Supplemental Data
   Net assets,
   end of period (in 000's)            $3,444 $3,296 $2,999 $3,096 $2,814

   Ratio of expenses to
    average net assets (a)              .78%*   .79%   .73%   .75%   .76%*

   Ratio of net investment income to
    average net assets                  3.81%*  3.89%  3.89%  4.23%  4.47%

Portfolio turnover                      7.21% 22.17% 26.82% 10.53% 16.40%


*	Annualized
**	Commencement of Operations was October 22, 2002
***	Less than $.01 per share

(a)	Ratios of expenses to average net assets after the reduction of custodian fees and other expenses under a custodian arrangement for the Institutional
Class were .68%, .65%, .69%, .73%, and .74% for the six months ended March 31, 2007 and for the years and period ended September 30, 2006, 2005, 2004, and 2003, respectively.

See accompanying notes to financial statements.

HAWAII INTERMEDIATE FUND
FINANCIAL HIGHLIGHTS
(For a share outstanding throughout each period)

                              For The Six
	                        Months Ended     Years Ended September 30,
	                        March 31, 2007   2006   2005   2004   2003  2002
	                        (Unaudited)

Net asset value
   Beginning of period                  $5.15  $5.18  $5.22  $5.26  $5.27 $5.17
                                        -----  -----  -----  -----  ----- -----
Income from investment operations
   Net investment income                  .07    .16    .15    .15    .15   .16
   Net gain (loss) on securities
    (both realized and unrealized)       (.01)  (.03)  (.04)  (.04)  (.01)  .10
                                        -----  -----  -----  -----  ----- -----
    Total from investment operations      .06    .13    .11    .11    .14   .26
                                        -----  -----  -----  -----  ----- -----

Less distributions
   Dividends from net investment income  (.07)  (.16)  (.15)  (.15)  (.15) (.16)
                                        -----  -----  -----  -----  ----- -----
      Total distributions                (.07)  (.16)  (.15)  (.15)  (.15) (.16)
                                        -----  -----  -----  -----  ----- -----

   End of period                        $5.14  $5.15  $5.18  $5.22  $5.26 $5.27
                                        =====  =====  =====  =====  ===== =====

Total return                             1.09%  2.49%  2.15%  2.21%  2.72% 5.26%

Ratios/Supplemental Data
  Net assets, end of period (in 000's)$9,180 $9,030 $10,154 $8,973 $7,647 $6,345

   Ratio of expenses to average net assets
      Before expense reimbursements 1.20%*  .86%   .83%   .82%   .96%   .84%
      After expense reimbursements	1.20*(a).76%(a).73%(a).72%(a).73%(a).74%(a)

   Ratio of net investment income to average net assets
      Before expense reimbursements     2.24%* 2.81%  2.74%  2.84%  2.61%  3.15%
      After expense reimbursements      2.24%* 2.91%  2.90%  2.94%  2.86%  3.15%

Portfolio turnover                      4.29%  1.13% 15.72% 13.96% 20.02% 18.29%

 *	Annualized

(a)	Ratios of expenses to average net assets after the reduction of custodian fees and other expenses under a custodian arrangement were .88%, .63%, .68%, ..70%, .71%, and .69%, for the six months ended March 31, 2007 and for the years ended September 30, 2006, 2005, 2004, 2003, and 2002, respectively.

See accompanying notes to financial statements.


HAWAII MUNICIPAL FUND
HAWAII INTERMEDIATE FUND

NOTES TO FINANCIAL STATEMENTS

March 31, 2007 (Unaudited)

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Hawaii Municipal Fund and Hawaii Intermediate Fund ("Funds") are each a series of shares of First Pacific Mutual Fund, Inc. which is registered under the Investment Company Act of 1940, as a non-diversified open-end
management company.   Hawaii Municipal Fund is authorized to offer two
Classes of Shares:   Investor Shares and Institutional Shares.   The Classes
offer different distribution charges and shareholder servicing fees which may affect performance.

The investment objective of the Funds is to provide a high level of current income exempt from federal and Hawaii state income taxes, consistent with preservation of capital and prudent investment management. The Funds seek to achieve their objective by investing primarily in municipal securities which pay interest that is exempt from federal and Hawaii income taxes.

The Funds are subject to the risk of price fluctuation of the municipal securities held in their portfolios which is generally a function of the underlying credit rating of an issuer, the maturity length of the securities, the securities' yield, and general economic and interest rate conditions.

Since the Funds invest primarily in obligations of issuers located in Hawaii, the marketability and market value of these obligations may be affected by certain Hawaiian constitutional provisions, legislative measures, executive orders, administrative regulations, voter initiatives,
and other political and economic developments.   If any such problems arise,
they could adversely affect the ability of various Hawaiian issuers to meet their financial obligation.

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported
amounts of income and expenses during the reported period.   Actual results
could differ from those estimates.

   	(A)  SECURITY VALUATION
	Portfolio securities, which are fixed income securities, are valued by an independent pricing service using market quotations, prices provided by market-makers, or estimates of market values obtained from yield data relating to instruments or securities with similar characteristics, in accordance with procedures established in good faith by the Board of
	Directors.   Securities with remaining maturities of 60 days or less are
	valued on the amortized cost basis as reflecting fair value. Securities for which market quotations are not readily available will be valued at their "fair value" in good faith. For these purposes, "fair value" means the price that the Fund Accountant and the Investment Manager reasonably expect the Fund could receive from an arm's-length buyer upon the current sale of the securities within seven (7) days, after considering all appropriate factors and indications of value available to them. Such value will be cost if the Investment Manager determines such valuation is appropriate after considering a multitude of factors in accordance with established procedures.





HAWAII MUNICIPAL FUND
HAWAII INTERMEDIATE FUND

NOTES TO FINANCIAL STATEMENTS - (Continued)

March 31, 2007 (Unaudited)

	(B)  FEDERAL INCOME TAXES
	It is the Funds' policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute their taxable income, if any, to their shareholders.
	Therefore, no federal income tax provision is required.   At September
	30, 2006, the Hawaii Intermediate Fund had an unused capital loss carryforward of $2,052 of which $1,709 expires in 2010 and $343 expires in 2013.


	(C)	SECURITY TRANSACTIONS, INVESTMENT INCOME AND DISTRIBUTIONS TO
	SHAREHOLDERS
	Security transactions are recorded on the trade date.  Interest
	income is recorded on the accrual basis.   Bond discounts and premiums are
	amortized using the interest method.   Distributions to shareholders are
	declared daily and reinvested or paid in cash monthly.

	The tax character of distributions paid during the years ended September 30, 2006 and 2005 were as follows:


                  Exempt-                Long-Term
                  Interest    Ordinary    Capital       Total
                  Dividends    Income      Gains     Distributions

      Hawaii Municipal Fund
        2006      $5,622,968  $     -     $558,067    $6,181,035
        2005      $5,443,907  $     -     $221,667    $5,665,574
      Hawaii Intermediate Fund
        2006      $  291,177  $     -     $     -     $  291,177
        2005      $  284,451  $     -     $     -     $  284,451


	The tax character of distributable earnings at September 30, 2006 were as follows:

Undistributed		                        Post  Unrealized  Total
Ordinary Exempt-  Undistributed  Capital Loss October   Gain/  Distributable
 Interest Income  Capital Gains Carryforwards  Loss*   (Loss)*   Earnings

Hawaii
Municipal Fund
$     -             $20,168      $  -          $  -    $4,445,195 $4,465,363

Intermediate Fund
$     -             $   -        $(2,052)      $(7,359)$   60,729 $   51,318



	* The difference between book basis and tax basis unrealized appreciation is attributable to market discount on debt securities.

	Accounting principles generally accepted in the United States of America require that certain components of net assets be reclassified between financial and tax reporting. These reclassifications have no effect on net assets or net asset value per share. During the year, the Hawaii Municipal Fund's undistributed investment income was decreased by $3,134, undistributed capital gain was decreased by $154, and paid in capital was increased by $3,288.






HAWAII MUNICIPAL FUND
HAWAII INTERMEDIATE FUND

NOTES TO FINANCIAL STATEMENTS - (Continued)

March 31, 2007 (Unaudited)

(2)	INVESTMENT MANAGEMENT FEE AND OTHER TRANSACTIONS WITH AFFILIATES

Lee Financial Group Inc ("LFG") provides the Funds with management and administrative services pursuant to a management agreement and administrative services agreement. In accordance with the terms of the management agreement and the administrative services agreement, LFG receives compensation at the annual rate of .50% and up to .05% of each Fund's average daily net assets, respectively.

The Funds' distributor, Lee Financial Securities, Inc. ("LFS") (formerly, First Pacific Securities, Inc.), a wholly-owned subsidiary of LFG, received $113,514 and $11,517 for costs incurred in connection with the sale of Hawaii Municipal Fund's shares and Hawaii Intermediate Fund's shares, respectively (See Note 3).

Lee Financial Recordkeeping, Inc. ("LFR") (formerly, First Pacific Recordkeeping, Inc.), a wholly-owned subsidiary of LFG, serves as the transfer
agent for the Funds.   In accordance with the terms of the transfer agent
agreement, LFR receives compensation at the annual rate of .06% of each Fund's
average daily net assets.   LFR also provides the Hawaii Municipal Fund with
certain clerical, bookkeeping and shareholder services pursuant to a service agreement approved by the Fund's directors. As compensation for these services LFR receives a fee, computed daily and payable monthly, at an annualized rate of ..10% of average daily net assets.

Certain officers and directors of the Funds are also officers of LFG, LFS and LFR.


(3)	DISTRIBUTION COSTS

The Funds' Board of Directors, including a majority of the Directors who are not "interested persons" of the Funds, as defined in the Investment Company Act of 1940, adopted a distribution plan pursuant to Rule 12b-1 of the Act. The Plan regulates the manner in which a regulated investment company may assume costs of distributing and promoting the sales of its shares.

The Plan provides that the Hawaii Municipal Fund Investor Class and the Hawaii Intermediate Fund may incur certain costs, which may not exceed .25% per annum of the Funds' average daily net assets, for payment to the distributor for items such as advertising expenses, selling expenses, commissions or travel, reasonably intended to result in sales of shares of the Funds. The Hawaii Municipal Fund Institutional Class will not incur any distribution costs.


 (4)	PURCHASES AND SALES OF SECURITIES

For the six months ended March 31, 2007, purchases and sales of securities aggregated $11,012,041 and $11,746,764, respectively, for the Hawaii
Municipal Fund.   For the six months ended March 31, 2007, purchases and
sales of securities for the Hawaii Intermediate Fund aggregated $554,207 and $350,000, respectively.







HAWAII MUNICIPAL FUND
HAWAII INTERMEDIATE FUND

NOTES TO FINANCIAL STATEMENTS - (Continued)

March 31, 2007 (Unaudited)

(5)	CUSTODY CREDITS

Under an agreement with the Custodian Bank, custodian fees are paid by credits for cash balances. Any remaining credits are used to offset expenses
of other vendors and service providers.   If not for the offset agreement,
the assets could have been employed to produce income. During the six months ended March 31, 2007, such reductions amounted to $74,981 and $14,624 for the Hawaii Municipal Fund and the Hawaii Intermediate Fund, respectively. Credits used to offset expenses were as follows:

	                                    Municipal	   Intermediate
	                                       Fund           Fund

            Custody fees                    $13,395       $ 1,500
            Accounting fees                  44,654         3,924
            Legal fees                       11,180           761
            Audit fees                            -         6,800
            Insurance fees                      216           108
            Printing                          4,286           253
            Directors fees                      400           400
            Registration fees                   850           878
                                           --------        ------
                                            $74,981       $14,624


(6)	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48 ("FIN 48") "Accounting for Uncertainty in Income Taxes
- an interpretation of FAB Statement No. 109". FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement No. 109, "Accounting for Income Taxes." This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of the effective date. On December 22, 2006, the SEC granted a six-month delay in the required implementation of FIN 48 for mutual funds. The Fund is currently evaluating the impact of applying the various provisions of FIN 48.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosure about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact the adoption of SFAS No. 157 will have on the Fund's financial statement disclosures.




First Pacific Mutual Fund, Inc.

Privacy Notice (Unaudited)

First Pacific Mutual Fund, Inc. ("First Pacific") is dedicated to protecting the privacy of your nonpublic personal information. We maintain information about you in order to provide services necessary to you as a shareholder of a First Pacific fund. We want you to understand what information we collect, and how we use and protect it.

What Information We Collect

"Nonpublic personal information" is personally identifiable financial information about you that we obtain in connection with selling shares of First Pacific to you and providing services to you as a fund shareholder. This includes, for example, your name, address, social security number, age, and account balance. It may also include other information that you provide to us, such as information on applications or other forms, or information about your transactions with us.

Our Security Procedures

To maintain security of customer information, we restrict access to nonpublic personal information and account information to our affiliates and their employees who need to know that information to provide you products or services. We maintain physical, electronic and procedural safeguards to guard nonpublic personal information.

What Information We Disclose

First Pacific does not disclose nonpublic personal information about you to any non-affiliated third party companies. We may disclose nonpublic personal information about you that is necessary to process transactions, maintain or service your account with us or provide records, statements or confirmations requested to administer your account. This information may be provided to affiliated third parties, including Lee Financial Securities, Inc., Lee Financial Recordkeeping, Inc. and Lee Financial Group Inc. We may also disclose information about you to third parties that assist us in servicing or maintaining your mutual fund account. Otherwise, we do not disclose any nonpublic personal information about our shareholders or former shareholders to anyone, except as permitted by law, such as sending annual income statements to the IRS or in response to subpoenas. The confidentiality of your nonpublic personal information will continue to be maintained consistent with this privacy notice even if you decide to close your accounts(s), your account becomes inactive, or when you otherwise cease to do business with us.

Because we already limit the sharing of your nonpublic personal information as outlined above, no action is necessary on your part to limit such sharing.



Hawaii Municipal Fund Investor Class
Hawaii Municipal Fund Institutional Class
Hawaii Intermediate Fund

Shareholder Information (Unaudited)


Proxy Voting Policies and Procedures and Proxy Voting Records
The Fund has established Proxy Voting Policies and Procedures ("Policies") that the Fund uses to determine how to vote proxies relating to portfolio securities. Shareholders may request copies of the Policies, as well as the Fund's proxy voting records for the 12-month period ended June 30, free of charge by calling (808) 988-8088, by sending a written request to Lee Financial Group Inc., 2756 Woodlawn Drive, Suite #6-201, Honolulu, HI 96822, or by visiting the Securities and Exchange Commission's website at www.sec.gov.

Quarterly Statement of Investments
The Fund files a complete statement of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's website at www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.





















INVESTMENT MANAGER
Lee Financial Group Inc.
2756 Woodlawn Drive, Suite #6-201
Honolulu, Hawaii  96822-1856

DISTRIBUTOR
Lee Financial Securities, Inc.
2756 Woodlawn Drive, Suite #6-201
Honolulu, Hawaii  96822-1856

FUND ACCOUNTANT
Ultimus Fund Solutions, LLC
225 Pictoria Drive, Suite 450
Cincinnati, OH  45246

CUSTODIAN
Union Bank of California, N.A.
350 California Street, 6th Floor
San Francisco, California  94104

LEGAL COUNSEL
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, Pennsylvania  19103-6996

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Tait, Weller & Baker LLP
1818 Market Street, Suite #2400
Philadelphia, Pennsylvania  19103-2108

TRANSFER AGENT
Lee Financial Recordkeeping, Inc.
2756 Woodlawn Drive, Suite #6-201
Honolulu, Hawaii  96822-1856